Exhibit 24

C. R. BARD, INC.

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned, being an officer or director, or both, of C. R. BARD, INC. (the “Company”), in his or her capacity as set forth below, as applicable, hereby constitutes and appoints each of TIMOTHY M. RING and CHRISTOPHER S. HOLLAND, signing singly, as his or her true and lawful attorney and agent, to do any and all acts and all things and to execute any and all instruments which such attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under the Act of shares of common stock of the Company (“Common Stock”) to be issued by the Company pursuant to the 2012 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-8 or any Form relating to the sale of such Common Stock, to be filed with the Securities and Exchange Commission with respect to such Common Stock, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments or supplements thereto, whether such amendments or supplements are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

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IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 4th day of August 2014.

/s/ Timothy M. Ring
Name: Title:	Timothy M. Ring Chairman and Chief Executive Officer and Director (Principal Executive Officer) /s/ John H. Weiland
Name: Title:	John H. Weiland President and Chief Operating Officer and Director /s/ Christopher S. Holland
Name: Title:	Christopher S. Holland Senior Vice President and Chief Financial Officer (Principal Financial Officer) /s/ Frank Lupisella Jr.
Name: Title:	Frank Lupisella Jr. Vice President and Controller (Principal Accounting Officer) /s/ David M. Barrett
Name: Title:	David M. Barrett, M.D. Director /s/ Marc C. Breslawsky
Name: Title:	Marc C. Breslawsky Director /s/ Herbert L. Henkel
Name: Title:	Herbert L. Henkel Director /s/ John C. Kelly
Name: Title:	John C. Kelly Director /s/ David F. Melcher
Name: Title:	David F. Melcher Director /s/ Gail K. Naughton
Name: Title:	Gail K. Naughton Director /s/ Tommy G. Thompson
Name: Title:	Tommy G. Thompson Director /s/ Anthony Welters
Name: Title:	Anthony Welters Director /s/ Tony L. White
Name: Title:	Tony L. White Director